Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Class A Common Stock, par value $0.001 per share	457(o)	-	-	$5,000,000 (1)	$0.0001102 (2)	$551.00 (2)
Fees Previously Paid	Equity	Pre-Funded Warrants(3)	457(g)	-	-	Included above	-	-
Fees Previously Paid	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	457(g)	-	-	Included above	-	-
Fees Previously Paid	Equity	Placement Agent Warrants(4)	457(g)	-	-	-	-	-
Fees Previously Paid	Equity	Common Stock issuable upon exercise of Placement Agent Warrants(4)	457(o)	-	-	$125,000	$0.0001102 (2)	$13.78
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$564.78
	Total Fees Previously Paid							$779.39
	Total Fee Offsets
	Net Fee Due							$(214.61)

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, includes the number of shares of Common Stock (or pre-funded warrants in lieu of shares) issuable.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price, subject to offset pursuant to Rule 415(a)(6).

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $5,000,000.

(4)	Represents warrants issuable to Spartan Capital Securities, LLC to purchase up to a number of shares of our common stock equal to 2% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 125% of the public offering price of the shares common stock.